Exhibit 99.3

THIS IS THE FORM OF ACCEPTANCE FOR USE BY RULE 144A POLYMETAL GDR HOLDERS WHO ARE ELIGIBLE POLYMETAL GDR HOLDERS AND WISH TO ACCEPT THE ISSF. HOLDERS OF REGULATION S POLYMETAL GDRS SHOULD NOT USE THIS FORM OF ACCEPTANCE.

FORM OF ACCEPTANCE AND CERTIFICATION

Form of acceptance and certification with respect to the Institutional Share Swap Facility (the “Form of Acceptance and Certification”)

Rule 144A / CUSIP:  731789103

Rule 144A / ISIN:  US731789103

Rule 144A / Common Code:  028167695

THIS FORM SHOULD BE COMPLETED BY THE PERSON WHO TRANSFERS THE POLYMETAL GDRS WHICH ARE ASSENTED TO THE ISSF TO PMTL (I.E. THE PARTICIPANT IN DTC WHO HOLDS SUCH POLYMETAL GDRS)

All Eligible Rule 144A Polymetal GDR holders will need to complete the information in Table I of this GDR Form of Acceptance, sign the GDR Form of Acceptance and return it by e-mail or fax to Deutsche Bank Trust Company Americas, attention Beverly George (e-mail: adr.corporateaction@listdb.com; fax: +1 212 737 0327) so as to be received before the Expiration Date. In addition, any Eligible Polymetal GDR holders who are resident, registered or located in Austria, the Russian Federation or the UK must complete the information in Table II, below to accept the ISSF. Further, Eligible GDR holders should note that if they are in, resident in, established, registered or located in Austria or the Russian Federation they may be required to deliver certain documents as provided in the Offer Document and Table III below, before the Expiration Date.

If a DTC participant is accepting the ISSF on behalf of multiple Eligible Rule 144A Polymetal GDR holders, a GDR Form of Acceptance must be completed and returned in respect of each Eligible Rule 144A Polymetal GDR holder.

Table I
Applicable to all Eligible Rule 144A Polymetal GDR holders

Total number of Polymetal GDRs held by the Eligible Polymetal GDR holder on the date of this acceptance which are assented to the ISSF:

Participant name:

Contact person at participant:

Telephone:

Fax:

E-mail:

Address of participant:

Broker name:

Euroclear account:

OR

Clearstream account:

OR

CREST Participant ID:

CREST Member Account:

In addition to completing and retaining this GDR Form of Acceptance, all Eligible Polymetal GDR holders will need to transfer the Rule 144A Polymetal GDRs which they are assenting to the ISSF to PMTL as set out in Section 3.3 of the Offer Document by the Expiration Date.

Table II
Additional information applicable to Eligible Polymetal GDR holders established, registered, resident or located in Austria, the Russian Federation, or the UK

Eligible Rule 144A Polymetal GDR holders established, registered, resident or located in Austria, the Russian Federation, or the United Kingdom must complete this Table II.

In addition, such Eligible Rule 144A Polymetal GDR holders must provide the additional information requested.

Austria:

1.	I am a resident in or located and registered in Austria: If so, please indicate “Austria” in the space provided:

2.	Name of Eligible Polymetal GDR holder (beneficial holder or end client) resident in, located or registered in Austria:

3.	Contact person for such Eligible Polymetal GDR holder:**

4.	Telephone:

5.	E-mail address:

6.	I fall under Section 3.2.6(a) of the Offer Document (if yes, please indicate “Option A” in the space provided):

OR

7.	I fall under Section 3.2.6(b) of the Offer Document (if yes, please indicate “Option B” in the space provided):

Russian Federation:

1.	I am a resident in or located and registered in the Russian Federation (if yes, please indicate “Russia” in the space provided):

2.	Name of Eligible Polymetal GDR holder (beneficial holder or end client) resident in or located or registered in the Russian Federation:

3.	Contact person for such Eligible Polymetal GDR holder**:

4.	Telephone:

5.	E-mail address:

6.	Section 3.2.3 of the Offer Document applies to me. If so, please specify the Russian broker details in the space provided:

Broker name:

Euroclear account:

OR

Clearstream account:

OR

CREST Participant ID:

CREST Member Account:

United Kingdom:

1.	I am a resident in or located and registered in the United Kingdom (if yes, please indicate “UK” in the space provided):

2.	Name of Eligible Polymetal GDR holder (beneficial holder or end client) resident in or located and registered in the United Kingdom:

3.	Contact person for such Eligible Polymetal GDR holder*:

4.	Telephone:

5.	E-mail address:

6.	Number on the FSA’s register of authorised persons (the name provided above must be included in the

FSA’s register of authorised persons):

* The contact person and telephone and e-mail should refer to a person either at the beneficial holder or end client or at the participant bank or custodian who will be available to answer questions or correct incomplete submissions.

Table III
Supplemental documentation to be provided by Eligible Polymetal GDR holders established, registered, resident or located in Austria and the Russian Federation

Any documents which are sent to any person pursuant to this Form of Acceptance must be accompanied by a cover letter that includes: (i) the name of the Eligible Polymetal GDR holder (beneficial holder or end client); (2) the details of a contact person including his or her telephone number and e-mail address; and (3) the Euroclear or Clearstream Reference Number (obtained upon completion of an Electronic Instruction).

Austria:

If resident in or located and registered in Austria, and option (b) of Section 3.2.6 of the Offer Document applies, the Eligible Rule 144A Polymetal GDR holder must provide financial statements verifying that such criteria are met, as required by Section 3.2.6(b) of the Offer Document, to PMTL at the following address: PMTL Holding Limited c/o Dr. Stephan Pachinger, Freshfields Bruckhaus Deringer, LLP, Seilergasse 16, 1010 Vienna, Austria prior to noon, London time (being 3 p.m. Moscow time) on the Expiration Date.

Russian Federation:

If established, registered or resident in the Russian Federation, the Eligible Rule 144A Polymetal GDR holder must provide the Russian Resident Documentation (as defined in Section 3.2.4(b) of the Offer Document) to ROST Corporate Project by e-mail or fax prior to noon, London time (being 3 p.m. Moscow time) on the Expiration Date at the following address:

By e-mail: depo@rostcp.ru
By fax: +7 (495) 980-9056

CERTIFICATION

By accepting the ISSF I/we certify, acknowledge, represent and agree to the following statements:

1.	I have (or if I am accepting the ISSF on behalf of another person, such person has confirmed to me that it has) carefully read, understood, acknowledged and agreed to the contents of the ISSF Offer Document and the Additional Information Document;

2.	I am (or if I am accepting the ISSF on behalf of another person, such person has confirmed to me that it is) either (a) the beneficial owner of Polymetal GDRs which are being assented to the ISSF or (b) if not the beneficial owner, acting with the full power and authority for the account and on behalf of the beneficial owner;

3.	I am (or if I am accepting the ISSF on behalf of another person, such person has confirmed to me that it is) the holder of the number of Polymetal GDRs specified in this Form of Acceptance and Certification as being assented to the ISSF;

4.	I am (or if I am accepting the ISSF on behalf of another person, such person has confirmed to me that it is) a person to whom it is lawful to issue New Polymetal Shares pursuant to the ISSF (and who may hold New Polymetal Shares under applicable laws) and that I will comply (or if I am accepting the ISSF on behalf of another person, such person has confirmed to me that it will comply) with all applicable laws in receiving New Polymetal Shares;

5.	I acknowledge (or if I am accepting the ISSF on behalf of another person, such person has confirmed to me that it acknowledges) that there is a significant period of time between accepting the ISSF and, if the ISSF becomes unconditional, receiving New Polymetal Shares;

6.	I understand (or if I am accepting the ISSF on behalf of another person, such person has confirmed to me that it understands) that (a) no action has been or will be taken in any jurisdiction that would permit a public offering of New Polymetal Shares, (b) the distribution of materials and information in relation to the ISSF in certain jurisdictions may be restricted by law and I understand that I (or if I am accepting the ISSF on behalf of another person, such person has confirmed to me that it understands that it) should inform itself about and observe any such restriction;

7.	I understand (or if I am accepting the ISSF on behalf of another person, such person has confirmed to me that it understands) that (a) New Polymetal Shares may not be offered or sold, directly or indirectly, and (b) neither this document nor any other material or advertisement in connection with the New Polymetal Shares or in relation to the ISSF may be distributed or published, in or from any country or jurisdiction except under circumstances that will result in compliance with any and all applicable rules and regulations of any such country or jurisdiction and that any failure to comply with these restrictions may constitute a violation of securities laws;

8.	I understand (or if I am accepting the ISSF on behalf of another person, such person has confirmed to me that it understands) that this document does not constitute an offer to acquire Polymetal GDRs from or to issue New Polymetal Shares to any person in any jurisdiction to whom it is unlawful to make such offer or solicitation in such jurisdiction;

9.	I have conducted my (or if I am accepting the ISSF on behalf of another person, such person has confirmed to me that it has conducted its) own investigation with respect to the ISSF and the New Polymetal Shares and that without limiting the generality of the foregoing, I have (or if I am accepting the ISSF on behalf of another person, such person has confirmed to me that it has) satisfied myself concerning the tax, legal, currency and other economic considerations relevant to the New Polymetal Shares;

10.	I understand (or if I am accepting the ISSF on behalf of another person, such person has confirmed to me that it understands) that none of New Polymetal, PMTL nor Polymetal has made any representation to with respect to the merits of an investment in the New Polymetal Shares;

11.	I acknowledge (or if I am accepting the ISSF on behalf of another person, such person has confirmed to me that it acknowledges) that (a) the New Polymetal Shares have not been and will not be registered under the United States Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, are subject to restrictions on resale as set forth in the Annex to this Form of Acceptance and Certification as being assented to the ISSF and may not be offered or sold within the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and of the securities laws of any state or other jurisdiction of the United States (b) the New Polymetal Shares are being issued pursuant to an exemption from the registration requirements of the Securities Act provided by Rule 802 under the Securities Act and (c) there will be no public offer of the New Polymetal Shares in the United States;

12.	I acknowledge (or if I am accepting the ISSF on behalf of another person, such person has confirmed to me that it acknowledges) that acquirers of the New Polymetal Shares should notify any subsequent transferees of any applicable resale or transfer restrictions relating to the New Polymetal Shares as set forth below in the Annex to this Form of Acceptance and Certification as being assented to the ISSF;

13.	I represent, warrant, acknowledge, undertake and agree as provided in Section 3.2.7 of the Offer Document.

14.	I certify (or if I am accepting the ISSF on behalf of another person, such person has confirmed to me that it certifies) that if I am (or it is) a US person as defined in the Securities Act,

(a)	I (or it) will acquire the New Polymetal Shares for investment purposes, and not with a view toward resale or distribution within the meaning of the US securities laws, subject to the understanding that the disposition of its property shall at all times be and remain within its control;

(b)	I (or it) acknowledges that the New Polymetal Shares will be “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, and

(c)	I (or it) acknowledges and agrees to the transfer restrictions set forth below in the Annex to this Form of Acceptance and Certification;

15.	I acknowledge (and if I am accepting the ISSF on behalf of another person, such person has confirmed to me that it acknowledges) that by virtue of acquiring New Polymetal Shares I (and it) will be deemed to have acknowledged that Polymetal, PMTL and New Polymetal reserve the right to make inquiries of any holder of the Polymetal GDRs or the New Polymetal Shares at any time as to such persons’ status under the U.S. securities laws or any other applicable laws and compliance with the transfer restrictions set forth below in the Annex to this Form of Acceptance and Certification. None of Polymetal, PMTL or New Polymetal will be obligated to recognize any resale or other transfer of New Polymetal Shares or any beneficial interest therein other than in compliance with the transfer restrictions set forth below in the Annex to this Form of Acceptance and Certification;

16.	I acknowledge (or if I am accepting the ISSF on behalf of another person, such person has confirmed to me that it certifies that it acknowledges) that none of the Offer Document, Additional Information Document or ISSF Notice is a prospectus for the purposes of the Prospectus Directive and that a prospectus has not been and will not be prepared in accordance with the Prospectus Directive in relation to the New Polymetal Shares in connection with the ISSF;

17.	I acknowledge (or if I am accepting the ISSF on behalf of another person, such person has confirmed to me that it certifies that it acknowledges) that the relevant clearances have not been, and will not be, obtained from the Securities Commission of any province or territory of Canada; no document in relation to the Merger has been, or will be lodged with, or registered by, The Australian Securities and Investments Commission; and no registration statement has been, or will be, filed with the Japanese Ministry of Finance in relation to the ISSF and that accordingly, subject to certain exceptions, the New Polymetal Shares may not, directly or indirectly, be offered or sold within Canada, Australia or Japan or offered to or sold to a resident of Canada, Australia or Japan;

18.	I hereby confirm and agree that I will (and if I am accepting the ISSF on behalf of another person, such person has confirmed to me that will) indemnify and hold harmless the Company, PMTL, New Polymetal, the Depositary and each of their affiliates, employees, directors and officers (“Indemnified Parties”), from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred by any of them in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, (the foregoing, collectively, “Losses”) in connection with any matter in any way relating to or referred to in this Form of Acceptance and Certification provided that this indemnity shall only apply so far as is permitted by law;

19.	I agree that this Form of Acceptance and Certification and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Form of Acceptance and Certification (a “Claim”) shall be governed by and construed in accordance with English law;

20.	I acknowledge and agree (or if I am accepting the ISSF on behalf of another person, such person has confirmed to me that it acknowledges and agrees) that each of the Company, PMTL, New Polymetal, the Depositary and each of their affiliates, employees, directors and officers counsel may rely on the instructions, certifications, representations, acknowledgements and agreements made in this Form of Acceptance and Certification and that such instructions, certifications, representations, acknowledgements and agreements will be deemed to be given as of the date on which I accept the ISSF and at all stages of the ISSF thereafter through and including the date of distribution of the New Polymetal Shares; and

21.	I acknowledge and agree that:

a.	neither the Company, PMTL, New Polymetal, the Depositary will be liable for any delay in or non-delivery of New Polymetal Shares due to invalid or erroneous information provided by me;

b.	this Form of Acceptance and Certification shall be binding upon my successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives; and

c.	any New Polymetal Shares to which I am entitled pursuant to the ISSF should be delivered to the account set out above.

Very truly yours,

[NAME OF CERTIFYING ENTITY]

By:

Title:

Annex
Transfer Restrictions Applicable to New Polymetal Shares Received as consideration under ISSF

THE NEW POLYMETAL SHARES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PROVIDED BY RULE 802 UNDER THE SECURITIES ACT OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES. THE HOLDER OF NEW POLYMETAL SHARES AGREES FOR THE BENEFIT OF POLYMETAL AND NEW POLYMETAL THAT THE NEW POLYMETAL SHARES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (B) PURSUANT TO ANOTHER EXEMPTION FROM, OR A TRANSACTION NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE), IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES. THE HOLDER OF THE NEW POLYMETAL SHARES WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY SUBSEQUENT PURCHASER OF SUCH NEW POLYMETAL SHARES OF THE RESALE RESTRICTIONS REFERRED TO ABOVE. THE BENEFICIAL OWNER OF THE NEW POLYMETAL SHARES MAY NOT DEPOSIT OR CAUSE TO BE DEPOSITED SUCH NEW POLYMETAL SHARES INTO ANY DEPOSITARY RECEIPT FACILITY IN RESPECT OF THE NEW POLYMETAL SHARES ESTABLISHED OR MAINTAINED BY A DEPOSITARY BANK, OTHER THAN A RULE 144A RESTRICTED DEPOSITARY RECEIPT FACILITY, SO LONG AS SUCH SHARES ARE “RESTRICTED SECURITIES” WITHIN THE MEANING OF RULE 144(a)(3) UNDER THE SECURITIES ACT. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT FOR RESALE OF THE NEW POLYMETAL SHARES.